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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Independent Bank Corp.:


We consent to the incorporation by reference in the registration statements (Nos. 33-60293, 333-04259, 333-27169, 333-31107, and 333-82998) on Form S-8 of
Independent Bank Corp. of our report dated January 8, 2003, with respect to the consolidated balance sheet of Independent Bank Corp. and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for the year ended December 31, 2002 which report appears in the December 31, 2002, annual report on Form 10-K of Independent Bank Corp. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets" and SFAS No. 147, "Acquisitions of Certain Financial Institutions."


                                         /s/ KPMG LLP

Boston, Massachusetts
February 14, 2003